Exhibit 10.23

DATED 6 DECEMBER 2011

DANAHER LUXEMBOURG FINANCE S.A.

AS ISSUER

DANAHER CORPORATION

AS GUARANTOR

BARCLAYS BANK PLC

AS ARRANGER

AND

BARCLAYS BANK PLC

AS DEALER

DEALER AGREEMENT

RELATING TO A U.S.$3,500,000,000

EURO-COMMERCIAL PAPER PROGRAMME

THIS AGREEMENT is made on 6 December 2011

AMONG:

(1)	DANAHER LUXEMBOURG FINANCE S.A., (the “Luxembourg Issuer”);

(2)	DANAHER CORPORATION, (“Danaher”);

(3)	BARCLAYS BANK PLC (the “Arranger” or “ Barclays”); and

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions

In this Agreement:

“Agency Agreement” means the issuing and paying agency agreement, dated on or about the date of this Agreement, between the Issuers, the Guarantor and the Issuing and Paying Agent, providing for the issuance of and payment on the Notes, as such agreement may be amended or supplemented from time to time.

“Agreements” means this Agreement (as amended or supplemented from time to time), any agreement reached pursuant to Clause 2.1, the Deed of Covenant, the Guarantee and the Agency Agreement.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London.

“Clearing System” means Euroclear Bank S.A./N.V., Clearstream Banking, société anonyme, Luxembourg, or such other recognised clearing system as may be agreed between the Issuer and the Issuing and Paying Agent and in which Notes may from time to time be held.

“Dealers” means Barclays, together with any additional institution or institutions appointed pursuant to Clause 6.2 but excluding any institution or institutions whose appointment has been terminated pursuant to Clause 6.1.

“Deed of Covenant” means the deed of covenant executed by the Luxembourg Issuer dated on or about the date of this Agreement, together with any Deed of Covenant executed pursuant to Clause 7, in respect of Global Notes issued pursuant to the Agency Agreement, as such deed may be amended or supplemented from time to time.

“Definitive Note” means a Note, security printed or otherwise, in definitive form.

“Disclosure Documents” means, at any particular date:

(a)	the Information Memorandum;

(b)	the most recently published audited consolidated financial statements of Danaher and, if financial statements have been published by any Subsidiary

Issuer, the most recently published audited unconsolidated financial statements of such Subsidiary Issuer and any subsequent quarterly unaudited financial statements of such Subsidiary Issuer and Danaher (in the case of Danaher each having been filed with the United States Securities and Exchange Commission (the “SEC”)); and

(c)	any other document delivered by the Subsidiary Issuer or Danaher to the Dealers which the Subsidiary Issuer or Danaher (as the case may be) has expressly authorised to be distributed in connection with transactions contemplated by this Agreement.

“Dollars” and “U.S.$” denote the lawful currency of the United States of America; and “Dollar Note” means a Note denominated in Dollars.

“Dollar Equivalent” means, on any day:

(a)	in relation to any Dollar Note, the nominal amount of such Note; and

(b)	in relation to any Note denominated or to be denominated in any other currency, the amount in Dollars which would be required to purchase the nominal amount of such Note as expressed in such other currency at the spot rate of exchange for the purchase of such other currency with Dollars quoted by the Issuing and Paying Agent at or about 11.00 a.m. (London time) on such day.

“Euro”, “euro”, “EUR” or “€” means the currency introduced at the start of the third stage of European economic and monetary union, and as defined in Article 2 of Council Regulation (EC) No 974/98 of 3 May 1998 on the introduction of the euro as amended.

“FSMA” means the Financial Services and Markets Act 2000.

“Global Note” means a Note in global form, representing an issue of commercial paper notes of a like maturity which may be issued by any Issuer from time to time pursuant to the Agency Agreement.

“Guarantee” means the guarantee dated on or about the date of this Agreement in connection with the Luxembourg Issuer and executed as a deed by the Guarantor in respect of the obligations of the Luxembourg Issuer under the Notes and the Deed of Covenant or any other guarantee executed from time to time pursuant to Clause 7.

“Guarantor” means Danaher, solely with respect to the Notes issued by a Subsidiary Issuer.

“Information Memorandum” means the most recent information memorandum, as the same may be amended or supplemented from time to time, containing information about the relevant Issuers, the Guarantor and the Programme (including information incorporated therein by reference), as prepared by or on behalf of the relevant Issuers and the Guarantor for use by the Dealers in connection with the transactions contemplated by this Agreement.

“Issuer” means each of the Luxembourg Issuer or any other entity that is nominated as an Issuer pursuant to Clause 7.

“Issuers” means the Luxembourg Issuer, together with any other entity that is nominated as an Issuer pursuant to Clause 7.

“Issuing and Paying Agent” means Deutsche Bank AG, London Branch and any successor Issuing and Paying Agent appointed in accordance with the Agency Agreement.

“Note” means a commercial paper note of an Issuer purchased or to be purchased by a Dealer under this Agreement, in bearer global or definitive form, substantially in the relevant form scheduled to the Agency Agreement or such other form(s) as may be agreed from time to time between the Issuers and the Issuing and Paying Agent and, unless the context otherwise requires, includes the commercial paper notes represented by the Global Notes.

“Programme” means the Euro-commercial paper programme established by this Agreement.

“Programme Summary” means the summary of the particulars of the Programme as set out in Schedule 3, as such summary may be amended, supplemented or superseded from time to time.

“Relevant Issuer” means the Issuer of a particular Note.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Sterling” and “£” denote the lawful currency of the United Kingdom; and “Sterling Note” means a Note denominated in Sterling.

“Subsidiary” means, with respect to any person:

(i)	any corporation, association or other business entity of which more than 50 per cent. of the total voting power of shares of capital stock or other equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of that person (or a combination thereof); and

(ii)	any partnership, (a) the sole general partner or managing general partner of which is such person or a subsidiary or such person; or (b) the only general partners of which are such person or of one or more subsidiaries of such person (or any combination thereof).

“Subsidiary Issuer” means the Luxembourg Issuer, together with any other Subsidiary of Danaher that is appointed an Issuer pursuant to Clause 7.

“TARGET System” means the TARGET2 system.

“TARGET2” means the Trans-European Automated Real-Time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007.

“Treaty” means the Treaty establishing the European Community, as amended.

“USCP Program” means Danaher’s U.S. commercial paper program, as such program is amended or supplemented from time to time pursuant to a commercial paper dealer agreement dated 5 May 2006 by Danaher, as issuer, and Goldman, Sachs & Co., as a U.S. dealer, and a commercial paper dealer agreement dated 6 November 2006 by Danaher, as issuer, and Citigroup Global Markets Inc., as a U.S. dealer; concerning notes to be issued pursuant to an Issuing and Paying Agency Agreement between Danaher and Deutsche Bank Trust Company Americas, dated 5 May 2006.

“Yen” and “¥” denote the lawful currency of Japan; and “Yen Note” means a note denominated in Yen.

1.2	Programme Summary

Terms not expressly defined herein shall have the meanings set out in the Programme Summary.

1.3	Legislation

Any reference in this Agreement to any legislation (whether primary legislation or regulations or other subsidiary legislation made pursuant to primary legislation) shall be construed as a reference to such legislation as the same may have been, or may from time to time be, amended or re-enacted.

1.4	Clauses and Schedules

Any reference in this Agreement to a Clause, sub-clause or a Schedule is, unless otherwise stated, to a clause or sub-clause hereof or a schedule hereto.

1.5	Headings

Headings and sub-headings are for ease of reference only and shall not affect the construction of this Agreement.

2.	ISSUE

2.1	Basis of agreements to issue; uncommitted facility

Subject to the terms hereof, any Issuer may issue Notes to any Dealer from time to time at such prices and upon such terms as such Issuer and such Dealer may agree, provided that such Issuer has, and shall have, no obligation to issue Notes to such Dealer, except as agreed, and such Dealer has, and shall have, no obligation to subscribe Notes from such Issuer, except as agreed. Each Issuer acknowledges that any Dealer may resell Notes subscribed by such Dealer. The tenor of each Note shall not be less than the Minimum Term nor greater than the Maximum Term specified in the Programme Summary, calculated from (and including) the date of issue of such Note to (but excluding) the maturity date thereof. Definitive Notes (if any) shall be issued in the Denomination(s) specified in the Programme Summary. Each issue of Notes having the same issue date, maturity date, currency or denomination, yield and redemption basis will be represented by a Global Note or by Definitive Notes having the aggregate nominal amount of such issue as may be agreed between any Issuer and any Dealer.

2.2	Procedures

If any Issuer and any Dealer shall agree on the terms of the subscription of any Note by any Dealer (including agreement with respect to the issue date, maturity date, currency, denomination, yield, redemption basis, aggregate nominal amount and purchase price), then:

2.2.1	Instruction to Issuing and Paying Agent: such Issuer shall instruct the Issuing and Paying Agent to issue such Note and deliver it in accordance with the terms of the Agency Agreement;

2.2.2	Payment of purchase price: such Dealer shall subscribe such Note on the date of issue:

(a)	Dollar Note: in the case of a Dollar Note, by transfer of funds settled through the New York Clearing House Interbank Payments System (or such other same-day value funds as at the time shall be customary for the settlement in New York City of international banking transactions denominated in Dollars) to such account of the Issuing and Paying Agent in New York City denominated in Dollars as the Issuing and Paying Agent shall have specified for this purpose; or

(b)	Euro Note: in the case of a Euro Note, by transfer of funds settled through the TARGET System to such euro account as the Issuing and Paying Agent shall have specified for this purpose; or

(c)	Sterling Note: in the case of a Sterling Note, by transfer of same-day funds to the Sterling account in London as the Issuing and Paying Agent shall have from time to time specified for this purpose; or

(d)	Other Notes: in all other cases, by transfer of freely transferable same day funds in the relevant currency to such account of the Issuing and Paying Agent at such bank in the relevant jurisdiction for such currency as the Issuing and Paying Agent shall have specified for this purpose, or, in each case, by such other form of transfer as may be agreed between such Dealer and such Issuer; and

2.2.3	Delivery Instructions: the relevant Dealer shall notify the Relevant Issuer and the Issuing and Paying Agent of the payment and delivery instructions applicable to such Note in accordance with prevailing market practice and in sufficient time to enable the Issuing and Paying Agent to deliver such Note on its issue date.

2.3	Failure of agreed issuance

If for any reason (including, without limitation, the failure of the relevant trade) a Note agreed to be purchased pursuant to Clause 2.1 is not to be issued, each of the Relevant Issuer and the relevant Dealer shall immediately notify the Issuing and Paying Agent thereof.

2.4	Issuance currencies

The parties acknowledge that Notes issued under the Programme may be denominated in Dollars or, subject as provided below, in any other currency. Any agreement reached pursuant to Clause 2.1 to sell and purchase a Note denominated in a currency other than Dollars shall be conditional upon:

2.4.1	Compliance: it being lawful and in compliance with all requirements of any relevant central bank and any other relevant fiscal, monetary, regulatory or other authority, for deposits to be made in such currency and for such Note to be issued, offered for sale, sold and delivered;

2.4.2	Convertibility: such other currency being freely transferable and freely convertible into Dollars; and

2.4.3	Amendments: any appropriate amendments which the Dealers, the Issuers or the Issuing and Paying Agent shall require having been made to this Agreement and/or the Agency Agreement.

2.5	Maximum Amount

The Issuers shall ensure that the outstanding nominal amount of all Notes issued under the Programme, when taken together with the aggregate principal amount outstanding from time to time under the USCP Program, does not exceed the Maximum Amount. For the purposes of calculating the Maximum Amount, the nominal amount of any outstanding Note or Notes denominated in any currency other than Dollars shall be taken as the Dollar Equivalent of such nominal amount as at the date of the agreement for the issue of the Note or Notes then to be issued provided that in calculating the nominal amount of Notes outstanding on the date of issue of such Note or Notes there shall be disregarded Notes which mature on that date. The Issuers may increase the Maximum Amount by giving at least ten days’ notice by letter, substantially in the form set out in Schedule 4, to the Dealers and the Issuing and Paying Agent. Such increase will not take effect until the Dealers have received from the Issuers the documents listed in such letter (if required by any Dealer), in each case in form and substance acceptable to the Dealers.

2.6	Calculation Agent

If floating rate Notes are to be issued, the Relevant Issuer will appoint either the relevant Dealer or the Issuing and Paying Agent (subject to the consent of such Dealer or the Issuing and Paying Agent, as the case may be, thereto) or some other person (subject to the consent of such Dealer and the Paying Agent to such person’s appointment) to be the calculation agent in respect of such floating rate Notes and the following provisions shall apply:

2.6.1	Dealer: if a Dealer is to be the calculation agent, its appointment as such shall be on the terms of the form of agreement set out in Schedule 6, and such Dealer will be deemed to have entered into an agreement in such form for a particular calculation if it is named as calculation agent in the interest calculation attached to or endorsed on the relevant Note;

2.6.2	Issuing and Paying Agent: if the Issuing and Paying Agent is to be the calculation agent, its appointment as such shall be on the terms set out in the Agency Agreement; and

2.6.3	Other Calculation Agent: if the person nominated by a Dealer or by the Issuing and Paying Agent as calculation agent is not such Dealer, that person shall execute (if it has not already done so) an agreement substantially in the form of the agreement set out in Schedule 6 and the appointment of that person shall be on the terms of that agreement.

3.	REPRESENTATIONS AND WARRANTIES

3.1	Representations and warranties

Each Subsidiary Issuer (in respect of itself) and Danaher (in respect of itself and in respect of each Subsidiary Issuer) represents and warrants to the Dealers at the date of this Agreement, and at each date upon which the Maximum Amount is increased, and each applicable Subsidiary Issuer (in respect of itself) and Danaher (in respect of itself and each Subsidiary Issuer) represents and warrants to the Dealers at each date upon which an agreement for the issue and subscription of Notes is made by an Issuer and each date upon which Notes are, or are to be, issued by such Issuer (by reference to the facts and circumstances then existing):

3.1.1	Authorisation; valid, binding and enforceable:

(a)	the establishment of the Programme and the execution, delivery and performance by the Subsidiary Issuer and Danaher of the Agreements and the Notes;

(b)	the entering into and performance by the Subsidiary Issuer and Danaher of any agreement for the subscription of Notes reached pursuant to Clause 2.1; and

(c)	the issue and sale of the Notes by the Subsidiary Issuer and the guarantee thereof by Danaher under the Agreements,

have been duly authorised by all necessary action and the same constitute, or, in the case of Notes, will, when issued in accordance with the Agency Agreement, constitute, valid and binding obligations of each of the Subsidiary Issuer issuing such Notes and Danaher, enforceable against each of them in accordance with their respective terms (subject, as to enforceability, to bankruptcy, insolvency, reorganisation and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity);

3.1.2	Status: the obligations of each Subsidiary Issuer and Danaher under each of the Agreements to which it is a party and the Notes issued by a Subsidiary Issuer are unsecured and will rank (other than in the case of obligations preferred by mandatory provisions of law) pari passu with all other present and future unsecured and unsubordinated indebtedness (i) of such Subsidiary Issuer, or guaranteed by such Subsidiary Issuer, and (ii) of Danaher, or guaranteed by Danaher, as the case may be;

3.1.3	Incorporation, capacity: each of the Subsidiary Issuer and Danaher is duly incorporated or organized and validly existing under the laws of its jurisdiction of incorporation or organization and:

(a)	the establishment of the Programme, the execution, delivery and performance by each of the Subsidiary Issuer and Danaher of the Agreements and the Notes;

(b)	the entering into and performance by any Subsidiary Issuer and Danaher of any agreement for the issue, subscription and guarantee of Notes reached pursuant to Clause 2.1; and

(c)	the issue and subscription of the Notes by any Subsidiary Issuer or the guarantee thereof by Danaher under the Agreements,

will not infringe any of the provisions of such Subsidiary Issuer’s or Danaher’s certificate of incorporation or organization, as amended, and amended and restated by-laws or analogous governance documents, and will not contravene any law, regulation, order or judgement to which such Subsidiary Issuer or Danaher or any of its assets is subject nor result in the breach of any term of, or cause a default under, any instrument to which such Subsidiary Issuer or Danaher is a party or by which it or any of its assets may be bound, in each case, in any material respect, in the context of the Programme and of the Notes issued thereunder;

3.1.4	Approvals: all consents, authorisations, licences or approvals of and registrations and filings with any governmental or regulatory authority required in connection with the issue by any Subsidiary Issuer of Notes under the Agreements and the performance by any Subsidiary Issuer and Danaher of their respective obligations under the Agreements and the Notes have been obtained and are in full force and effect, and copies thereof have been supplied to the Dealers except for such consents, authorisations, licences, approvals, restrictions and filings as could not reasonably be expected to be material in the context of this Agreement;

3.1.5

Disclosure: in the context of this Agreement and the transactions contemplated hereby, the information contained or incorporated by reference in the Disclosure Documents is true and accurate in all material respects and is not misleading in any material respect and there are no other facts in relation

8

to any Subsidiary Issuer, Danaher or any Notes the omission of which makes, in the context of the issue of the Notes, the Disclosure Documents, taken as a whole, or any such information contained or incorporated by reference therein misleading in any material respect;

3.1.6	Financial Statements: the audited financial statements of the Subsidiary Issuer (if such financial statements are available), consolidated audited financial statements of Danaher and any quarterly unaudited financial statements of the Subsidiary Issuer or Danaher (in the case of Danaher each having been filed with the SEC and incorporated by reference in the Information Memorandum), present fairly and accurately in all material respects the financial position of the Subsidiary Issuer and Danaher (consolidated in the case of Danaher) as of the respective dates of such statements and the results of operations of the Subsidiary Issuer and Danaher (consolidated in the case of Danaher) for the periods they cover or to which they relate and such financial statements have been prepared in all material respects in accordance with the relevant laws of the relevant jurisdiction of incorporation or organization of each of the Subsidiary Issuer and Danaher and with generally accepted accounting principles of the relevant jurisdiction of incorporation or organization of each of the Subsidiary Issuer and Danaher applied on a consistent basis throughout the periods involved (unless and to the extent otherwise stated therein);

3.1.7	No material adverse change, No litigation: since the date of the most recent audited unconsolidated financial statements of the Subsidiary Issuer (if such financial statements are available) and audited consolidated financial statements of Danaher supplied to the Dealers and, in relation to any date on which this warranty falls to be made after the date hereof, save as otherwise disclosed by any Disclosure Document subsequently delivered by the Subsidiary Issuer or Danaher (as the case may be) to the Dealers:

(a)	there has been no adverse change in the business, financial or other condition of the Subsidiary Issuer or of Danaher or any of its Subsidiaries taken as a whole; and

(b)	there is no litigation, arbitration or governmental proceeding pending or, to the knowledge of the Subsidiary Issuer or Danaher, threatened against or affecting any of the Subsidiary Issuer, Danaher or any of Danaher’s other Subsidiaries, which in any case could reasonably be expected to be material in the context of the Agreements and the transactions contemplated thereby;

3.1.8	No default: neither the Subsidiary Issuer nor Danaher is in default in respect of payment of any indebtedness for borrowed money where such indebtedness is in an aggregate amount greater than fifty million Dollars (U.S.$50,000,000);

3.1.9

No ratings downgrade: there has been no downgrading, nor any notice to the Subsidiary Issuer or Danaher of any intended downgrading, nor placing on a “Creditwatch” list or other similar publication of formal review (including a notice confirming a change in outlook), in each case with negative implications, of the rating accorded to Danaher’s short-term or long-term debt by Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies Inc., and Moody’s Investors Service, Inc., or any other rating agency which has issued a rating in connection with Danaher or any security of Danaher;

3.1.10	Taxation: subject to compliance with the terms of the Agreements, neither the Subsidiary Issuer nor Danaher is required by any law or regulation or any relevant taxing authority in the United States to make any deduction or withholding from any payment due under the Notes, the Agency Agreement or the Deed of Covenant for or on account of any income, registration, transfer or turnover taxes, customs or other duties or taxes of any kind, provided that such payment is made by the Subsidiary Issuer or Danaher to the Issuing and Paying Agent and by the Issuing and Paying Agent to a Clearing System for payment in respect of any Note;

3.1.11	Maximum Amount not exceeded: the outstanding nominal amount of all Notes on the date of issue of any Note, when taken together with the aggregate principal amount outstanding from time to time under the USCP Program, does not and will not exceed the Maximum Amount set out in the Programme Summary (as increased from time to time pursuant to Clause 2.5) and for this purpose the nominal amount of any Note denominated in any currency other than Dollars shall be taken as the Dollar Equivalent of such nominal amount as at the date of the agreement for the issue of such Note provided that in calculating the nominal amount of the Notes outstanding on the date of issue of such Note there shall be disregarded Notes which mature on that date;

3.1.12	Investment Company: neither the Subsidiary Issuer nor Danaher is an investment company as defined in the United States Investment Company Act of 1940; and

3.1.13	No Trade or Business by the Subsidiary Issuer in the United States: no Subsidiary Issuer is engaged, or has since its formation been engaged, in any trade or business within the United States, as determined for United States federal tax purposes.

3.2	Notice of inaccuracy

If, prior to the time a Note is issued and delivered to or for the account of any Dealer, an event occurs which would render any of the representations and warranties set out in Clause 3.1 immediately, or with the lapse of time, untrue or incorrect, the Relevant Issuer will inform such Dealer in writing as soon as practicable of the occurrence of such event. In either case, such Dealer shall inform the Relevant Issuer in writing without any undue delay whether it wishes to continue or discontinue the issuance and delivery of the respective Notes.

4.	COVENANTS AND AGREEMENTS

4.1	Issuer

Each Subsidiary Issuer and Danaher covenant and agree that:

4.1.1	Delivery of published information: whenever any Subsidiary Issuer or Danaher publishes or makes available to its shareholders or to the public (by filing with any regulatory authority, securities exchange or otherwise) any information which could reasonably be expected to be material in the context of this Agreement and the transactions contemplated hereby, the Subsidiary Issuer or Danaher (as the case may be) shall notify the Dealers as to the nature of such information, shall make a reasonable number of copies of such information available to the Dealers upon request to permit distribution to investors and prospective investors and shall take such action as may be necessary to ensure that the representation and warranty contained in sub-clause 3.1.5 is true and accurate in all material respects on the dates contemplated by such sub-clause, it being agreed that the filing of such information on the SEC’s EDGAR system shall be deemed to satisfy this delivery requirement on the date on which such information is filed. Such notification may be by means of electronic communication, including, but not limited to, by email and/or directing the Dealers’ attention to information on-line;

4.1.2	Indemnity: each Relevant Issuer (severally and not jointly), failing which the Guarantor. shall indemnify and hold harmless on demand the Dealers against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, reasonable legal fees and any applicable value added tax) which they may incur arising out of, in connection with or based upon:

(a)	such Relevant Issuer’s failure to make due payment under the Notes; or

(b)	such Relevant Issuer’s not issuing Notes for any reason (other than as a result of the failure of any Dealer to pay for such Notes) after an agreement for the sale of such Notes has been made; or

(c)	the Guarantor’s failure to make due payment under the Guarantee of the Notes issued by the Relevant Issuer; or

(d)	any breach or alleged breach of the representations, warranties, covenants or agreements made by such Relevant Issuer or the Guarantor (except with respect to an Issuer other than the Relevant Issuer) in this Agreement unless in the case of an alleged breach only, the allegation is being made by a person other than a Dealer; or

(e)	any untrue statement or alleged untrue statement of any material fact contained in the Disclosure Documents or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect unless in the case of an alleged untrue statement only, the allegation is being made by a person other than a Dealer;

4.1.3	Procedure for indemnification: The relevant Dealer or Dealers will promptly notify each Relevant Issuer and the Guarantor in writing of any claim in respect of which indemnification may be sought under Clause 4.1.2 of this Agreement against such Issuer or the Guarantor, as the case may be, provided that (i) the omission so to notify such Issuer or the Guarantor will not relieve such Issuer or the Guarantor, as the case may be, from any liability which it may have hereunder unless and except to the extent it did not otherwise learn of such claim and such failure results in the forfeiture by such Issuer or the Guarantor, as the case may be, of substantial rights and defences, and (ii) the omission to notify such Issuer or the Guarantor. as the case may be, will not relieve it from liability which it may have to such Dealers otherwise than on account of Clause 4.1.2.

In the event that any such claim is made against such Dealer or Dealers and they notify the Relevant Issuer and the Guarantor of the existence thereof, the Relevant Issuer or the Guarantor, as the case may be, will be entitled to participate therein, and to the extent that it may elect by written notice delivered to such Dealers, to assume the defence thereof, with counsel reasonably satisfactory to such Dealers; provided that if the defendants in any such claim include both such Dealers and the Relevant Issuer or the Guarantor, as the case may be, and such Dealers shall have reasonably concluded that there are legal defences available to them which are different from or additional to those available to the Relevant Issuer or the Guarantor, as the case may be, the Relevant Issuer or the Guarantor shall not have the right to direct the defence of such claim on behalf of such Dealers, and such Dealers shall have the right to select one separate counsel to assert such legal defences on behalf of such Dealers.

Upon receipt of notice from the Relevant Issuer or the Guarantor, as the case may be, to such Dealers of the Relevant Issuer’s or the Guarantor’s election so to assume the defence of such claim and approval by such Dealers of counsel (which shall not be unreasonably withheld) neither such Issuer nor the Guarantor will be liable to such Dealers for expenses incurred thereafter by such Dealers in connection with the defence thereof (other than reasonable costs of investigation) unless (i) such Dealers shall have employed separate counsel in connection with the assertion of legal defences in accordance with the proviso to the next preceding sentence (it being understood, however, that neither the Relevant Issuer nor the Guarantor, as the case may be, shall be liable for the expenses of more than one separate counsel (in addition to any local counsel in the jurisdiction in which any claim is brought), approved by such Dealers, representing such Dealers who are parties to such claim), (ii) such Issuer or the Guarantor, as the case may be, shall not have employed counsel reasonably satisfactory to such Dealers to represent such Dealers within a reasonable time after notice of existence of the claim, or (iii) such Issuer or the Guarantor, as the case may be, has authorised in writing the employment of counsel for such Dealers.

The Relevant Issuer and the Guarantor agree that without such Dealers’ prior written consent (which shall not be unreasonably withheld) it will not settle, compromise or consent to the entry of any judgment in any claim in respect of which indemnification may be sought under Clause 4.1.2 of this Agreement (whether or not such Dealers are actual or potential parties to such claim), unless such settlement, compromise or consent includes an unconditional release of such Dealers from all liability arising out of such claim.

4.1.4	Expenses, stamp duties, amendments: the Issuers, failing which the Guarantor, will:

(a)	Arranger’s expenses: pay, or reimburse the Arranger for, all reasonable out-of-pocket costs and expenses (including United Kingdom value added tax and any other taxes or duties thereon and fees and disbursements of counsel to the Arranger) incurred by the Arranger in connection with the preparation, negotiation, printing, execution and delivery of this Agreement and all documents contemplated by this Agreement;

(b)	Dealer’s expenses: pay, or reimburse the Dealers for, all reasonable out-of-pocket costs and expenses (including United Kingdom value added tax and any other taxes or duties thereon and fees and disbursements of one counsel to the Dealers) incurred by the Dealers in connection with the enforcement or protection of its rights under this Agreement;

(c)	Stamp duties: pay all stamp, registration and other taxes and duties (including any interest and penalties thereon or in connection therewith) except those arising solely as a result of any Dealer’s default which may be payable upon or in connection with the creation and issue of the Notes and the execution, delivery and performance of the Agreements and the Relevant Issuers shall indemnify the relevant Dealers against any claim, demand, action, liability, damages, cost, loss or reasonable expense (including, without limitation, legal fees and any applicable value added tax) which it may incur as a result or arising out of or in relation to any failure to pay or delay in paying any of the same;

(d)	Amendments: notify the Dealers of any change in the identity of or the offices of the Issuing and Paying Agent and any material change or amendment to or termination of the Agency Agreement, any Guarantee or any Deed of Covenant not later than five days prior to the making of any such change or amendment or such termination; and it will not permit to become effective any such change, amendment or termination which could reasonably be expected to affect adversely the interests of the Dealers or the holder of any Notes then outstanding;

4.1.5	No deposit-taking: the Issuers will issue Notes only if the following conditions apply (or the Notes can otherwise be issued without contravention of section 19 of the FSMA):

(a)	Selling restrictions: the Dealers represent, warrant and agree in the terms set out in sub-clause 3.1 of Schedule 2; and

(b)	Minimum denomination: the redemption value of each such Note is not less than £100,000 (or an amount of equivalent value denominated wholly or partly in a currency other than sterling), and no part of any Note may be transferred unless the redemption value of that part is not less than £100,000 (or such an equivalent amount); and

4.1.6	No Trade or Business by the Subsidiary Issuer in the United States: no Subsidiary Issuer will engage in any trade or business within the United States, as determined for United States federal tax purposes.

4.2	Compliance

Each Issuer shall take such steps (in conjunction with the Dealers, where appropriate) to ensure that any laws and regulations or requirements of any governmental agency, authority or institution which may from time to time be applicable to any Note of such Issuer shall be fully observed and complied with and in particular (but without limitation) that no Issuer, nor any of its affiliates (as defined in Rule 405 under the Securities Act) nor any person acting on its or its affiliates behalf have engaged or will engage in any directed selling efforts with respect to the Notes of such Issuer, and they have complied and will comply with the offering restrictions requirement of Regulation S. Terms used in this Clause have the meanings given to them by Regulation S under the Securities Act.

4.3	Selling restrictions

Each Dealer represents, covenants and agrees that it has complied with and will comply with the selling restrictions set out in Schedule 2. Subject to compliance with those restrictions, the relevant Dealer is hereby authorised by the Relevant Issuer and the Guarantor to circulate the Disclosure Documents to purchasers or potential purchasers of the Notes of such Issuer.

4.4	Dealers’ and Issuers’ obligations several

The obligations of each Dealer and each Issuer contained in this Agreement are several.

4.5	Status of Arranger

The Dealers agree that the Arranger has only acted in an administrative capacity to facilitate the establishment and/or maintenance of the Programme and has no responsibility to it for (a) the adequacy, accuracy, completeness or reasonableness of any representation, warranty, undertaking, agreement, statement or information in the Information Memorandum, this Agreement or any information provided in connection with the Programme or (b) the nature and suitability to it of all legal, tax and accounting matters and all documentation in connection with the Programme or any issue of Notes thereunder.

5.	CONDITIONS PRECEDENT

5.1	Conditions precedent to first issue

By a date no later than five Business Days before the date upon which any Issuer and any Dealer shall first reach an agreement pursuant to Clause 2.1 (or such offer period as may be agreed between the Issuer and that Dealer), the Relevant Issuer shall deliver to that relevant Dealer each of the documents listed in Schedule 1, in form and substance reasonably satisfactory to that relevant Dealer.

5.2	Conditions precedent to each issue

In relation to each issue of Notes, it shall be a condition precedent to the subscription thereof by any Dealer that (a) the representations and warranties in Clause 3.1 shall be true and correct on each date upon which an agreement for the sale of Notes is made hereunder and on the date on which such Notes are issued by reference to the facts and circumstances then existing and that (b) there is no other material breach of the Relevant Issuer’s or Guarantor’s obligations under any of the Agreements or the Notes.

6.	TERMINATION AND APPOINTMENT

6.1	Termination

The Issuers may terminate the appointment of any Dealer, and any Dealer may resign, on not less than ten days’ written notice to such Dealer or the Issuers, as the case may be. The Issuers shall promptly inform the Issuing and Paying Agent of any such termination or resignation. The rights and obligations of each party hereto shall not terminate in respect of any rights or obligations accrued or incurred before the date on which such termination takes effect and the provisions of sub-clause 4.1.2 and 4.1.4 shall survive termination of this Agreement and delivery against payment for any of the Notes.

6.2	Additional Dealers

Nothing in this Agreement shall prevent the Issuers from appointing one or more additional Dealers upon the terms of this Agreement, provided that any additional Dealer shall have first confirmed acceptance of its appointment upon such terms in writing to the Issuers in substantially the form of the letter set out in Schedule 5, whereupon it shall become a party to this Agreement vested with all the authority, rights, powers, duties and obligations as if originally named as a Dealer hereunder. The Issuers shall promptly inform the Dealers, the Guarantor and the Issuing and Paying Agent of any such appointment. The Issuers hereby agree to supply to such additional Dealer, upon such appointment, such legal opinions as are specified in paragraph 6 of Schedule 1, if requested, or reliance letters in respect thereof.

7.	NOMINATION OF NEW ISSUER

Danaher may, with the Dealers’ prior consent, at any time and from time to time nominate one or more issuers under the Programme provided that such new Issuer so notifies the Dealers in writing and provides to the Dealers not less than three Business

Days prior to the first issue of Notes by the new Issuer (a) copies of documents corresponding to those referred to in paragraph 1, 2, 3 (c) and (d), 4(a)(if relevant), 7, 8 and 9 of Schedule 1 in relation to the new Issuer, (b) the new Issuer’s written agreement to be bound by the terms of this Agreement and the Agency Agreement in form and substance reasonably satisfactory to the Dealers, (c) a legal opinion from counsel reasonably acceptable to the Dealers and qualified in the law of the jurisdiction of incorporation of the new Issuer and (d) a supplemental Information Memorandum. Danaher shall procure that the new Issuer shall comply with and discharge its obligations under this Agreement, the Agency Agreement, the Deed of Covenant executed by it and the Notes issued by it. In addition, if requested by the Dealers, a legal opinion, in form and substance reasonably satisfactory to the Dealers, shall be delivered by counsel to the Dealers as to the laws of England.

8.	NOTICES

8.1	Addressee for notices

All notices and other communications hereunder shall, save as otherwise provided in this Agreement, be made in writing and in English (by letter, fax, or electronic communication in accordance with Clause 8.3) and shall be sent to the intended recipient at the address or fax number and marked for the attention of the person (if any) from time to time designated by that party to the other parties hereto for such purpose. The initial address and fax number so designated by each party are set out in the Programme Summary.

8.2	Effectiveness

Any communication from any party to any other party under this Agreement shall be effective if sent by letter or fax upon receipt by the addressee, provided that any such notice or other communication which would otherwise take effect after 4.00 p.m. (London time) on any particular day shall not take effect until 10.00 a.m. on the immediately succeeding business day in the place of the addressee.

8.3	Electronic communication

8.3.1	Any communication to be made between parties to this Agreement under or in connection with the Agreements may be made by electronic mail or other electronic means if the relevant parties:

(a)	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(b)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(c)	notify each other of any change to their address or any other such information supplied by them.

8.3.2	Any electronic communication made between those parties will be effective only when actually received in readable form at the correct address.

9.	THIRD PARTY RIGHTS

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Agreement but this does not affect any right or remedy of a third party which exists or is available apart from the Act.

10.	LAW AND JURISDICTION

10.1	Governing law

This Agreement, any agreement reached pursuant to Clause 2.1, the Notes and any non-contractual obligations arising out of or in connection with them shall be governed by, and construed in accordance with, English law.

10.2	English courts

The courts of England have exclusive jurisdiction to settle any dispute (a “Dispute”), arising from or connected with this Agreement (including a dispute regarding the existence, formation, validity, enforceability, performance, interpretation or termination of this Agreement or any non-contractual obligations arising out of or in connection with this Agreement) or the consequences of its nullity.

10.3	Appropriate forum

The parties agree that the courts of England are the most appropriate and convenient courts to settle any Dispute and, accordingly, that they will not argue to the contrary.

10.4	Rights of the Dealer to take proceedings outside England

Clause 10.2 is only for the benefit of any Dealer. As a result, nothing in this Clause 10 prevents any Dealer from taking proceedings relating to a Dispute (“Proceedings”) in any other courts with jurisdiction. To the extent allowed by law, any Dealer may take concurrent Proceedings in any number of jurisdictions.

10.5	Process agent

The Issuers and the Guarantor agree that the documents which start any Proceedings and any other documents required to be served in relation to those Proceedings may be served on it by being delivered to Danaher UK Industries Limited, Suite 31, The Quadrant, 99 Parkway Avenue, Sheffield, S9 4WG, United Kingdom, Attention: Director or at any address of the Issuer in Great Britain at which process may be served on it in accordance with the Companies Act 2006. Nothing in this paragraph shall affect the right of the Dealers to serve process in any other manner permitted by law. This Clause applies to Proceedings in England and to Proceedings elsewhere.

10.6	Counterparts

This Agreement may be signed in any number of counterparts (including facsimile copies), all of which when taken together shall constitute a single agreement.

AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

SCHEDULE 1

CONDITION PRECEDENT DOCUMENTS

1.	Certified copies of each Issuer’s and Guarantor’s certificate of incorporation or organization, as amended, and amended and restated by-laws or analogous governance document.

2.	Certified copies of all documents evidencing the internal authorisations and approvals required to be granted by each Issuer and the Guarantor in connection with the Programme.

3.	Certified or conformed copies of:

(a)	the Dealer Agreement, as executed;

(b)	the Agency Agreement, as executed;

(c)	Deed of Covenant as to each Issuer, as executed; and

(d)	the Guarantee as to each Subsidiary Issuer, as executed.

4.	Copies of:

(a)	the confirmation of acceptance of appointment from Danaher UK Industries Limited for service of process; and

(b)	the confirmation that the Deed of Covenant and the Guarantee have been delivered to the Issuing and Paying Agent.

5.	Legal opinions from:

(a)	Wilmer Cutler Pickering Hale and Dorr LLP, counsel to Danaher as to the laws of the State of New York, Delaware General Corporation Law and the federal law of the USA;

(b)	Arendt & Medernach, counsel to the Luxembourg Issuer as to the laws of Luxembourg; and

(c)	Clifford Chance LLP, counsel to the Dealers as to English law.

6.	The Information Memorandum.

7.	A list of the names, titles and specimen signatures of the persons authorised:

(a)	to sign on behalf of each Issuer and the Guarantor (as applicable), the Notes and Agreements to which they are a party;

(b)	to sign on behalf of each Issuer and the Guarantor all notices and other documents to be delivered in connection therewith; and

(c)	to take any other action on behalf of the Issuer and the Guarantor in relation to the Programme.

8.	Confirmation from the Issuer or the Issuing and Paying Agent that the relevant forms of Global Note have been prepared and the same delivered to the Issuing and Paying Agent.

9.	Confirmation that Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies Inc. and Moody’s Investors Service, Inc. respectively have granted ratings for the Programme.

SCHEDULE 2

SELLING RESTRICTIONS

1.	General

By its purchase and acceptance of Notes issued under this Agreement, each of the Dealers represents, warrants and agrees that it will observe all applicable laws and regulations in any jurisdiction in which it may offer, sell, or deliver Notes; and that it will not directly or indirectly offer, sell, resell, reoffer or deliver Notes or distribute any Disclosure Document, circular, advertisement or other offering material in any country or jurisdiction except under circumstances that will result, to the best of its knowledge and belief, in compliance with all applicable laws and regulations.

No action has been or will be taken in any jurisdiction by the Relevant Issuer, the Guarantor, the Arranger or the relevant Dealer (or Dealers, as the case may be) that would permit a public offering of Notes, or possession or distribution of the Information Memorandum or any other offering material, in any country or jurisdiction where action for that purpose is required.

2.	The United States of America

The Notes and the Guarantee have not been and will not be registered under the Securities Act and the Notes may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (as defined in Regulation S). Each of the Dealers represents and agrees that it has offered and sold, and will offer and sell, Notes only outside the United States to non U.S. persons in accordance with Rule 903 of Regulation S under the Securities Act. Accordingly, each of the Dealers represents and agrees that neither it, nor its affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Notes, and that it and they have complied and will comply with the offering restrictions requirement of Regulation S and all applicable securities laws of the states of the United States and other jurisdictions. Each of the Dealers also agrees that, at or prior to confirmation of any sale of Notes, it will have sent to each distributor, dealer or person receiving a selling commission, fee or other remuneration in connection with the purchase of Notes by it for its own account or the accounts of its customers, a confirmation or notice to substantially the following effect:

“The Notes and the Guarantee covered hereby have not been and will not be registered under the United States Securities Act of 1933, as amended, and, subject to certain exceptions or being so registered, may not be offered, sold or delivered within the United States or to, or for the account or benefit of, U.S. persons (as defined in Regulation S).”

Terms used in this paragraph have the meanings given to them by Regulation S under the Securities Act.

3.	The United Kingdom

In relation to each issue of Notes, each of the Dealers subscribing to such Notes represents, warrants and undertakes to the Issuers and the Guarantor that:

3.1	No deposit taking:

3.1.1	it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business; and

3.1.2	it has not offered or sold and will not offer or sell any such Notes other than to persons:

(i)	whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses; or

(ii)	who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses,

where the issue of the Notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (“FSMA”) by the Issuers;

3.2	Financial promotion: it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which section 21(1) of the FSMA does not apply to the Issuer or the Guarantor; and

3.3	General compliance: it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Notes in, from or otherwise involving the United Kingdom.

4.	Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1943, as amended) (the “FIEA”) and, accordingly, each of the Dealers undertakes that it will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any Japanese Person or any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Act (Act No. 228 of 1949, as amended) or to others for re-offering or resale, directly or indirectly in Japan or to any Japanese person or for the benefit of a resident in Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations or ministerial guidelines of Japan.

5.	Luxembourg

Each of the Dealers agrees that the Notes may not be offered or sold to the public in or from the Grand Duchy of Luxembourg unless the requirements of Luxembourg law concerning public offerings and any applicable regulatory requirements and other laws and regulations have been complied with.

SCHEDULE 3

PROGRAMME SUMMARY

Luxembourg Issuer

Danaher Luxembourg Finance S.A.

Address:	5, rue Guillaume Kroll, L-1182, Luxembourg

E-mail:
Telephone:
Fax:
Contact:	The Director

Guarantor

Danaher Corporation

Address:	2200 Pennsylvania Avenue, N.W. Suite 800W
Washington DC 20037-1701
United States of America
E-mail:
Telephone:
Fax:
Contact:	The Treasurer

Dealer and Arranger

Barclays Bank PLC

Address:	5 The North Colonnade
Canary Wharf
London E14 4BB

E-mail:
Telephone:
Fax:
Contact:	ECP Trading Desk

Issuing and Paying Agent

Deutsche Bank AG, London Branch

Address:	Winchester House
1 Great Winchester Street
London EC2N 2DB

E-mail:
Telephone:
Fax:
Contact:	Debt and Agency Services

Maximum Amount:		Denominations:
U.S. $3,500,000,000		U.S.$500,000
€500,000
£100,000
¥100,000,000
(or other conventionally accepted Denominations in other currencies) provided that the Dollar Equivalent of any Note must be at least U.S.$500,000 determined based on the spot rate of exchange on the issue date.
Governing Law:		Form of Notes:
Agreements:	English	Exchangeable Global Notes with Definitive Notes available on default or in certain other circumstances

Notes:	English	Notes may be issued at a discount to face value or may bear interest
Minimum Term:		Maximum Term:
One day		183 days
Clearing Systems:		Selling Restrictions:
Euroclear Bank S.A./N.V., Clearstream Banking, société anonyme, Luxembourg (or such other recognised clearing system as may be agreed between the Issuer and the Issuing and Paying Agent and in which Notes may from time to time be held)		U.S.A., United Kingdom, Japan, Luxembourg

Address for Service of Process:

Danaher UK Industries Limited

Address:	Suite 31
The Quadrant
99 Parkway Avenue
Sheffield
S9 4WG
E-mail:
Telephone:
Fax:
Contact:	Director

SCHEDULE 4

CHANGE OF MAXIMUM AMOUNT

[Letterhead of Issuers]

[Date]

To:	[—] (as “Arranger”)

[—] (as “Dealer[s]”)

[—] (as “Issuing and Paying Agent”)

Dear Sirs

U.S.$ [—] Euro-commercial paper programme

We refer to a dealer agreement dated 6 December 2011 (the “Dealer Agreement”) among ourselves as the Issuers and as the Guarantor, and you as the Arranger and as Dealer[s] relating to a U.S.$3,500,000,000 Euro-commercial paper programme (the “Programme”). Terms used in the Dealer Agreement shall have the same meaning in this letter.

In accordance with Clause 2.5 of the Dealer Agreement, we hereby notify each of the addressees listed above that the Maximum Amount of the Programme is to be changed from U.S.$3,500,000,000 to U.S.$[—],000,000,000 with effect from [date], subject to delivery of the following documents:

(a)	an updated or supplemental Information Memorandum reflecting the change in the Maximum Amount of the Programme.

(b)	certified copies of all documents evidencing the internal authorisations and approvals, if any, required to be granted by the Issuers and the Guarantor for such change in the Maximum Amount;

(c)	certified copies of [specify any governmental or other consents required by the Issuer or the Guarantor for such increase];

(d)	if any such change is an increase in the Maximum Amount, legal opinions from (i) Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Guarantor, as to the laws of the State of incorporation of the Guarantor, (ii) Arendt & Medernach, counsel to the Luxembourg Issuer, as to the laws of Luxembourg, and (iii) Clifford Chance LLP relating to such increase;

(e)	if any such change is an increase in the Maximum Amount, a list of names, titles and specimen signatures of the persons authorised to sign on behalf of each Issuer and the Guarantor all notices and other documents to be delivered in connection with such an increase in the Maximum Amount; and

(f)	if any such change is an increase in the Maximum Amount, written confirmation that [Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies Inc.] [Moody’s Investors Service, Inc.], respectively are maintaining their current ratings for the Programme.

From the date on which such change in the Maximum Amount becomes effective, all references in the Dealer Agreement to the Maximum Amount or the amount of the Programme shall be construed as references to the changed Maximum Amount as specified herein.

Yours faithfully

for and on behalf of

DANAHER LUXEMBOURG FINANCE S.A.

DANAHER CORPORATION

SCHEDULE 5

APPOINTMENT OF NEW DEALER

[Letterhead of Issuer]

[Date]

To:	[Name of new Dealer]

Dear Sirs

U.S.$3,500,000,000 Euro-commercial paper programme

We refer to a dealer agreement dated 6 December 2011 (the “Dealer Agreement”) between ourselves as Issuers and as the Guarantor, and the Arranger and the Dealer relating to a U.S.$3,500,000,000 Euro-commercial paper programme (the “Programme”). Terms used in the Dealer Agreement shall have the same meaning in this letter.

In accordance with Clause 6.2 of the Dealer Agreement, we hereby appoint you as an additional dealer for the Programme upon the terms of the Dealer Agreement with [immediate effect/effect from [date]].

Please confirm acceptance of your appointment upon such terms by signing and returning to us the enclosed copy of this letter, whereupon you will, in accordance with Clause 6.2 of the Dealer Agreement, become a party to the Dealer Agreement vested with all the authority, rights, powers, duties and obligations as if originally named as a Dealer thereunder.

Yours faithfully

for and on behalf of

DANAHER LUXEMBOURG FINANCE S.A.

for and on behalf of

DANAHER CORPORATION

[On copy]

We hereby confirm acceptance of our appointment as a Dealer upon the terms of the Dealer Agreement referred to above. For the purposes of Clause 8 (Notices), our contact details are as follows:

[Name of Dealer]

Address:	[ ]

[Email:	[ ]]

Telephone:	[ ]

Fax:	[ ]

Contact:	[ ]

Dated:

Signed:
for [Name of new Dealer]

SCHEDULE 6

FORM OF CALCULATION AGENCY AGREEMENT

THIS AGREEMENT is made on [date]

BETWEEN:

(1)	DANAHER LUXEMBOURG FINANCE S.A. (the “Issuer”);

(2)	DANAHER CORPORATION as guarantor (the “Guarantor”); and

(3)	[CALCULATION AGENT], as the calculation agent appointed pursuant to the terms hereof (the “Calculation Agent”, which expression shall include any successor thereto).

WHEREAS:

(A)	Under a dealer agreement (as further amended, supplemented and/or restated from time to time, the “Dealer Agreement”) dated 6 December 2011 and made among the Issuer, the Guarantor, the Arranger and the Dealers referred to therein, and an issuing and paying agency agreement (as further amended, supplemented and/or restated from time to time, the “Agency Agreement”) dated 6 December 2011 and made among the Issuer, the Guarantor and the agents referred to therein, the Issuer established a Euro-commercial paper programme (the “Programme”).

(B)	The Dealer Agreement contemplates, among other things, the issue under the Programme of floating rate notes and provides for the appointment of calculation agents in relation thereto. Each such calculation agent’s appointment shall be on substantially the terms and subject to the conditions of this Agreement.

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions

Terms not expressly defined herein shall have the meanings given to them in the Dealer Agreement or the Agency Agreement.

1.2	Legislation

Any reference in this Agreement to any legislation (whether primary legislation or regulations or other subsidiary legislation made pursuant to primary legislation) shall be construed as a reference to such legislation as the same may have been, or may from time to time be, amended or re-enacted.

1.3	Relevant Notes

“Relevant Notes” means such floating rate Notes in respect of which the Calculation Agent is appointed.

2.	APPOINTMENT OF CALCULATION AGENT

The Issuer appoints the Calculation Agent as its agent for the purpose of calculating the amount of interest in respect of the Relevant Notes upon the terms and subject to the conditions of this Agreement. The Calculation Agent accepts such appointment.

3.	DETERMINATION AND NOTIFICATION

3.1	Determination

The Calculation Agent shall determine the amount of interest payable on, each Relevant Note in accordance with the interest calculation applicable thereto.

3.2	Notification

The Calculation Agent shall as soon as it has made its determination as provided for in Clause 3.1 above (and, in any event, no later than the close of business on the date on which the determination is made) notify the Issuer and the Issuing and Paying Agent (if other than the Calculation Agent) of the amount of interest so payable.

4.	STAMP DUTIES

The Issuer will pay all stamp, registration and other taxes and duties (including any interest and penalties thereon or in connection therewith) payable in connection with the execution, delivery and performance of this Agreement.

5.	INDEMNITY AND LIABILITY

5.1	Indemnity

The Issuer shall indemnify and hold harmless on demand the Calculation Agent against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, reasonable legal fees and any applicable value added tax) which it may incur arising out of, in connection with or based upon the exercise of its powers and duties as Calculation Agent under this Agreement, except such as may result from its own negligence or bad faith or that of its officers, employees or agents.

5.2	Liability

The Calculation Agent, after prior written notice to the Issuer, may consult as to legal matters with lawyers selected by it, who may be employees of, or lawyers to, the Issuer. If such consultation is made, the Calculation Agent shall be protected and shall incur no liability for action taken or not taken by it as Calculation Agent or suffered to be taken with respect to such matters in good faith, without negligence and in accordance with the opinion of such lawyers.

6.	CONDITIONS OF APPOINTMENT

The Calculation Agent and the Issuer agree that its appointment will be subject to the following conditions:

(a)	No obligations: in acting under this Agreement, the Calculation Agent shall act as an independent expert and shall not assume any obligations towards or relationship of agency or trust for the Issuer or the owner or holder of any of the Relevant Notes or any interest therein;

(b)	Notices: unless otherwise specifically provided in this Agreement, any order, certificate, notice, request, direction or other communication from the Issuer made or given under any provision of this Agreement shall be sufficient if signed or purported to be signed by a duly authorised employee of the Issuer;

(c)	Duties: the Calculation Agent shall be obliged to perform only those duties which are set out in this Agreement and in the interest calculation relating to the Relevant Notes;

(d)	Ownership, interest: the Calculation Agent and its officers and employees, in its individual or any other capacity, may become the owner of, or acquire any interest in, any Relevant Notes with the same rights that the Calculation Agent would have if it were not the Calculation Agent hereunder; and

(e)	Calculations and determinations: all calculations and determinations made pursuant to this Agreement by the Calculation Agent shall (save in the case of manifest error) be binding on the Issuer, the Calculation Agent and (if other than the Calculation Agent) the holder(s) of the Relevant Notes and no liability to such holder(s) shall attach to the Calculation Agent in connection with the exercise by the Calculation Agent of its powers, duties or discretion under or in respect of the Relevant Notes in accordance with the provisions of this Agreement, except such as may result from the Calculation Agent’s own negligence or bad faith or that of its officers, employees or agents.

7.	ALTERNATIVE APPOINTMENT

If, for any reason, the Calculation Agent ceases to act as such or fails to comply with its obligations under Clause 3, the Issuer shall appoint the Issuing and Paying Agent as calculation agent in respect of the Relevant Notes.

8.	THIRD PARTY RIGHTS

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from the Act.

9.	NOTICES

Clause 8 (Notices) of the Dealer Agreement shall apply to this Agreement mutatis mutandis.

10.	LAW AND JURISDICTION

10.1	Governing law

This Agreement, every agreement for the issue and purchase of Notes and any non-contractual obligations arising out of or in connection with them shall be governed by, and construed in accordance with, English law.

10.2	English courts

The courts of England have exclusive jurisdiction to settle any dispute (a “Dispute”), arising from or connected with this Agreement (including a dispute regarding the existence, formation, validity, enforceability, performance, interpretation or termination of this Agreement or any non-contractual obligations arising out of or in connection with this Agreement) or the consequences of its nullity.

10.3	Appropriate forum

The parties agree that the courts of England are the most appropriate and convenient courts to settle any Dispute and, accordingly, that they will not argue to the contrary.

10.4	Rights of the Calculation Agent to take proceedings outside England

Clause 10.2 is for the benefit of the Calculation Agent only. As a result, nothing in this Clause 10 prevents the Calculation Agent from taking proceedings relating to a Dispute (“Proceedings”) in any other courts with jurisdiction. To the extent allowed by law, the Calculation Agent may take concurrent Proceedings in any number of jurisdictions.

10.5	Process agent

The Issuer and the Guarantor agree that the documents which start any Proceedings and any other documents required to be served in relation to those Proceedings may be served on it by being delivered to Danaher UK Industries Limited, Suite 31, The Quadrant, 99 Parkway Avenue, Sheffield, S9 4WG, United Kingdom, Attention: Director or at any address of the Issuer or the Guarantor in Great Britain at which process may be served on it in accordance with the Companies Act 2006. Nothing in this paragraph shall affect the right of any Dealer to serve process in any other manner permitted by law. This Clause applies to Proceedings in England and to Proceedings elsewhere.

11.	COUNTERPARTS

This Agreement may be signed in any number of counterparts (including facsimile copies), all of which when taken together shall constitute a single agreement.

AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

DANAHER LUXEMBOURG FINANCE S.A.

By:

Name:

Title:

DANAHER CORPORATION

By:

Name:

Title:

[NAME OF CALCULATION AGENT]

By:

Name:

Title:

Signature Page

The Luxembourg Issuer

DANAHER LUXEMBOURG FINANCE S.A.

By:	/s/ Frank T. McFaden
Name:	Frank T. McFaden
Title:	Director

The Guarantor

DANAHER CORPORATION

By:	/s/ Frank T. McFaden
Name:	Frank T. McFaden
Title:	Vice President-Treasurer

The Arranger

BARCLAYS BANK PLC

By:	/s/ Belinda Vickery
Name:	Belinda Vickery
Title:	Authorised Attorney

The Dealer

BARCLAYS BANK PLC

By:	/s/ Belinda Vickery
Name:	Belinda Vickery
Title:	Authorised Attorney